EXHIBIT 5.1
                                                                     -----------

         [LETTERHEAD OF OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP]




                                February 11, 2002



                                                                    212-451-2306
                                                                 sss@ogfrlaw.com



Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza

Washington, D.C. 20549

                  Re:      Network-1 Security Solutions, Inc.
                           Commission File No. 333-81344
                           Registration Statement on Form S-3

Gentlemen:
         Reference is made to the Registration Statement on Form S-3 dated February 12, 2002, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission by Network-1 Security Solutions, Inc., a Delaware corporation (the "Company"). The Registration Statement relates to the resale of an aggregate of 14,209,610 shares (the "Shares") of the Company's Common Stock, $.01 par value (the "Common Stock") of which 6,382,074 Shares are issuable upon conversion of outstanding Series E Preferred Stock of the Company and 7,827,536 Shares issuable upon the exercise of certain outstanding warrants issued by the Company.

         We advise you that we have examined original or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and By-laws of the Company, minutes of meetings of the Board of Directors and stockholders of the Company, the Registration Statement, and such other documents, instruments and certificates of officers and representatives of the Company and public officials, and we have made such examination of the law as we have

February 7, 2002
Page 1



deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

         Based upon the foregoing, we are of the opinion that:

         The 14,209,610 Shares to be issued upon conversion of 3,191,037 shares of outstanding Series E Preferred Stock and 7,827,536 Shares issuable upon the exercise of certain outstanding warrants have been duly authorized and reserved for and when issued in accordance with the terms of each respective security will be legally paid and non-assessable.

         Two members of this firm hold shares of Series E Preferred Stock convertible into an aggregate of 51,884 Shares and warrants and options exercisable into an aggregate of 66,712 Shares.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we further consent to the reference to this firm under the caption "Legal Matters" in the Registration Statement and the Prospectus forming a part thereof.

                            Very truly yours,




                            /s/ OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP